Arthur Andersen LLP



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Air & Water Technologies Corporation:

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement File No. 33-36327.




                                       ARTHUR ANDERSEN LLP


Roseland, New Jersey
January 23, 1997




                    CONSENT OF INDEPENDENT ACCOUNTANTS



      We hereby consent to the incorporation by reference in the Air & Water Technologies Corporation's previously filed Registration Statement on Form S-8 (No. 33-36327) of our report, dated January 8, 1997 except for the first paragraph of Note 8 as to which the date is January 24, 1997, which appears on page 27 of this annual report on Form 10-K.




                                                McGLADREY & PULLEN, LLP


New York, New York
January 29, 1997